Exhibit 10.18.1

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Act of 1934, as amended.

SECOND AMENDMENT TO
LICENSE AGREEMENT

This SECOND AMENDMENT TO LICENSE AGREEMENT (this “Second Amendment”), dated as of November 6 2007, is entered into between SRI INTERNATIONAL, a California not-for-profit corporation (“SRI”), SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH, a New York not-for-profit corporation (“SKI”), SOUTHERN RESEARCH INSTITUTE, an Alabama not-for-profit corporation (“SoRI” and, together with SRI and SKI, the “Licensor”), and ALLOS THERAPEUTICS, INC., a Delaware corporation (“Allos”). Allos and Licensor are each sometimes individually referred to herein as a “Party” and collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties entered into that certain License Agreement dated as of December 23, 2002 (the “Original Agreement”), pursuant to which Allos obtained from Licensor an exclusive license to certain patent rights and know-how relating to a proprietary compound known as PDX in exchange for certain rights and consideration provided to Licensor;

WHEREAS, the Parties entered into a First Amendment to the Original Agreement dated as of May 9, 2006 (the “First Amendment”) (the Original Agreement and First Amendment are sometimes collectively referred to herein as the “License Agreement”);

WHEREAS, the Parties now desire to further amend the License Agreement to modify the terms and conditions relating to certain payments payable to Licensor thereunder;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1.             All capitalized terms used but not defined herein shall have the meanings assigned to them in the License Agreement.

2.             Section 3.3 of the License Agreement is hereby deleted in its entirety and replaced with the following:

3.3           Milestone Payments.  Allos shall pay Licensor the following one-time milestone payments within [ * ] of the date of achieving each milestone:

Milestone	Amount
[ * ]	[ * ]

Licensor acknowledges and agrees that, as of the date of this Second Amendment, Allos has fully paid [ * ].

For purposes of this Section 3.3, a [ * ] shall mean [ * ].

Each milestone payment set forth in this Section 3.3 shall be payable by Allos only once; provided, however, in the event that [ * ].

3.             Licensor hereby represents and warrants to Allos that: (a) it has taken all necessary corporate action to authorize the execution and delivery of this Second Amendment; and (b) this Second Amendment has been duly executed and delivered on behalf of Licensor, and constitutes a legal, valid, binding obligation, enforceable against Licensor in accordance with its terms.

4.             This Second Amendment shall be made part of the Agreement and be governed by all its terms.

5.             This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.             This Second Amendment shall be effective upon its execution by each of SRI, SKI, SoRl and Allos.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed by their duly authorized representatives as of the date first set forth above.

SRI INTERNATIONAL		ALLOS THERAPEUTICS, INC.

By:	/s/ John McIntire	By:	/s/ Marc H. Graboyes

Name:	John McIntire	Name:	Marc H. Graboyes

Title:	Deputy General Counsel	Title:	Vice President, General Counsel

SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH		SOUTHERN RESEARCH INSTITUTE

By:	/s/ Gustave Bernhardt	By:	/s/ David W. Mason

Name:	Gustave J. Bernhardt	Name:	David W. Mason

Title:	Director, Research Resources Management	Title:	Director CIP